Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	The Randall Wade 2010 Irrevocable Trust

Address of Joint Filer:	c/o EIG BBTS Holdings, LLC
1700 Pennsylvania Ave. NW, Suite 800
Washington, D.C. 20006

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Southcross Energy Partners, L.P. (SXE)

Date of Event Requiring Statement
(Month/Day/Year):	01/01/2016

Designated Filer:	Randall S. Wade

Joint Filer Information

Name of Joint Filer:	The Kristina Wade 2010 Irrevocable Trust

Address of Joint Filer:	c/o EIG BBTS Holdings, LLC
1700 Pennsylvania Ave. NW, Suite 800
Washington, D.C. 20006

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Southcross Energy Partners, L.P. (SXE)

Date of Event Requiring Statement
(Month/Day/Year):	01/01/2016

Designated Filer:	Randall S. Wade